Exhibit 99.1

Contact: Robert Lewey, President

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES HOLDINGS ANNOUNCES MANAGEMENT APPOINTMENTS

HOUSTON — June 6, 2016 — IES Holdings, Inc. (or “IES”) (NASDAQ: IESC) today announced that Thomas Santoni has been appointed as Senior Vice President, Operations of the Company effective June 6, 2016 and that John Werner has been appointed as President of IES Commercial & Industrial.

Mr. Santoni has served as President of IES Commercial & Industrial since June 2011, having previously served the Company in various other positions since 1995, including business unit President, Regional General Manager, Vice President of Sales and Central Division Vice President. Prior to joining IES, Mr. Santoni managed electrical contracting operations in San Diego (President) and Chicago (Vice President). Mr. Santoni began his career in the electrical contracting industry approximately 30 years ago as a journeyman electrician.

Mr. Werner has served as Vice President, Operations of IES Commercial & Industrial since April 2015, having previously served the Company in various other positions since 1999, including Senior Project Manager, VP of Construction, Southeast Operations Director and General Manager. Prior to joining IES, John worked as an Estimator and Project Manager with Watson Electric in Chesapeake, Virginia.

ABOUT IES HOLDINGS

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,100 employees serve clients in North America. For more information about IES, please visit www.ies-co.com.

ABOUT IES COMMERCIAL & INDUSTRIAL

IES’s Commercial & Industrial segment provides electrical design, construction, and maintenance services to the commercial and industrial markets in various regional markets and nationwide in certain areas of expertise, such as the power infrastructure market. For more information about IES Commercial & Industrial, please visit www.iesci.net.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.